UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 27, 2022

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(Address of principal executive offices) (Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed on August 9, 2022, in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by BBQ Holdings, Inc., a Minnesota corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of August 8, 2022 (the “Merger Agreement”), by and among the Company, MTY Franchising USA, Inc. (“Parent”) and Grill Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Parent, providing for the acquisition of the Company by Parent in an all-cash transaction consisting of a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company by Merger Sub, followed by a subsequent merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of MTY Food Group Inc. (“MTY”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on August 24, 2022, Merger Sub commenced the Offer to acquire all of the outstanding shares of Common Stock (“Shares”) for $17.25 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 24, 2022 (as amended or supplemented), and the related Letter of Transmittal.

The Offer and withdrawal rights expired one minute following 11:59 p.m. (12:00 midnight), New York City Time, on Wednesday, September 21, 2022 (the “Expiration Time”). Broadridge Corporate Issuer Solutions, Inc., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Merger Sub that, as of the Expiration Time, a total of 9,724,637 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 91.94% of the outstanding Shares.

All conditions to the Offer having been satisfied, on September 26, 2022, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares will be made by the Depositary and Paying Agent in accordance with the terms of the Offer.

On September 27, 2022, pursuant to the terms of the Merger Agreement and in accordance with Section 302A.613(4) of the Minnesota Business Corporation Act (the “MBCA”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than any Shares (i) owned by BBQ Holdings as treasury stock, (ii) owned by Merger Sub or Parent (or their respective wholly-owned subsidiaries) or that were irrevocably accepted for purchase by Merger Sub in the Offer, or (iii) held by the Company’s shareholders who properly asserted dissenters’ rights to obtain payment for the fair value of their Shares and who did not lose or withdraw their dissenters’ rights under the MBCA) was canceled and converted automatically into the right to receive an amount in cash equal to the Merger Consideration.

In addition, at the Effective Time, (i) each outstanding Company stock option, whether or not then exercisable or vested, was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by the total number of shares subject to such Company stock option, and (ii) each outstanding award of restricted stock units and each outstanding unvested award of restricted stock vested as of immediately before the Effective Time and was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award.

The aggregate consideration paid in the Offer and the Merger was approximately $192,462,276.69, excluding related transaction fees and expenses. The aggregate consideration, and related fees and expenses were funded with cash on hand and available borrowings under Parent’s credit facility (as more fully described in the Offer to Purchase).

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 9, 2022 and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 27, 2022, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nasdaq filed the Form 25 with the SEC on September 27, 2022. The Shares were suspended from listing on the Nasdaq Stock Market after the close of trading on September 27, 2022, with such suspension deemed effective prior to the markets opening on September 28, 2022. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 2.01, Item 5.01, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant

The information set forth in Item 2.01, Item 5.02, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

In connection with the consummation of the Merger, each of Bryan Wolff, Charles Davidson, Peter Haeg, and Rachel Maga, resigned from the Board of Directors of the Company (the “Board”) and from the board of directors of any subsidiary of the Company and from all committees thereof on which such directors served, effective as of the Effective Time. On September 27, 2022, pursuant to the Merger Agreement, and in connection with the consummation of the Merger, the directors of Merger Sub became the directors of the Company. The new members of the Company’s Board are Eric Lefebvre, Renee St-Onge and Jeff Smit. In addition to the directors of Merger Sub, Parent has appointed Jeffery Crivello to the Board, effective as of the Effective Time.

Following completion of the Merger, the Board appointed the following new officers of the Company: Eric Lefebvre, as President and Chief Executive Officer, Renee St-Onge as Treasurer and Chief Financial Officer, Jeff Smit as Vice President, and Jenny Moody as Secretary. In addition, the Board appointed the Company’s former Chief Executive Officer, Jeffery Crivello, as Co-Chief Operating Officer and the Company’s former Chief Operating Officer, Albert Hank, as Co-Chief Operating Officer.

Information regarding the new directors and officers has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO on August 24, 2022.

Other than as set forth above, the Company is not aware of any arrangements or understandings between the foregoing persons, on the one hand, and any other person, on the other hand, pursuant to which they were selected to their new positions with the Company. Other than as set forth above, the Company is not aware of any transaction in which the foregoing persons have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Articles of Incorporation and Bylaws were amended and restated in their entirety. Copies of the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On September 27, 2022, the Company and MTY issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of August 8, 2022, by and among MTY Franchising USA, Inc., Grill Merger Sub, Inc. and BBQ Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by BBQ Holdings, Inc. on August 9, 2022).

3.1	Amended and Restated Articles of Incorporation of BBQ Holdings, Inc.

3.2	Amended and Restated Bylaws of BBQ Holdings, Inc.

99.1	Joint press release issued by MTY Food Group Inc. and BBQ Holdings, Inc., dated September 27, 2022.

104	Cover Page Interactive Data File ( embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: September 27, 2022	By:	/s/ Jeffery Crivello
	Name:	Jeffery Crivello
	Title:	Chief Executive Officer